Exhibit 99.1

Harleysville Group Reports Record Fourth Quarter and Year-End 2007 Results

Fourth quarter and year-end highlights:

  Record operating earnings increase 17 percent to $0.83 per share in quarter, and by 20 percent to $3.17 for year
  Statutory combined ratio1 improves by 1.6 points to 96.4 percent in quarter and by 1.9 points to 96.7 percent for year
  Operating return on equity grows to 13.8 percent
  Book value up 11 percent to $25.03
  Operating cash flow in 2007 of $171.5 million

HARLEYSVILLE, Pa.--(BUSINESS WIRE)--Harleysville Group Inc. (NASDAQ:HGIC) today reported record diluted operating income of $0.83 per share for the fourth quarter of 2007, compared to $0.71 per share in the fourth quarter of 2006. For the 12-month periods, the company reported diluted operating income of $3.17 per share in 2007 and $2.65 per share in 2006. In 2007, 12-month operating income includes a benefit of $0.06 per share resulting from the gain on the company’s sale of an office building during the second quarter. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments, and the cumulative effect of an accounting change, net of income tax.

“We’re pleased to report that we finished 2007 the same way it began—with another solid quarter and ongoing steady improvement in our operating performance. As a result, we concluded the year by reporting our 12th consecutive quarter of double-digit percentage growth in operating income,” commented Michael L. Browne, Harleysville Group’s president and chief executive officer. “Our statutory combined ratio for the fourth quarter was 96.4 percent, or 1.6 points better than the same period a year ago. And, we produced an operating return on equity of 13.8 percent, compared to 13.0 percent in 2006. In addition, our operating earnings for the fourth quarter increased 17 percent to match the $0.83 per share record set in the third quarter. We continue to maintain our solid capital base and a strong balance sheet, a modest debt-to-capital ratio of 14 percent2, a high-quality investment portfolio, and a premium-to-surplus ratio of 1.2 to 1—all of which continue to anchor the sound financial foundation necessary for us to write our agents’ best business.

“Our results continue to demonstrate how fundamentally different we are now compared to just a few years ago,” Browne continued. “Today, we have differentiated ourselves from the competition by our consistent and relentless execution of the basics of this business—a proactive capital management strategy; our sophisticated commercial lines underwriting approach, which features predictive modeling; demonstrated success in personal lines; innovative technology that supports ease of doing business for our agents; an extensive regional field structure that puts resources and decision-makers close to the point of sale; high-quality claims service; and ongoing strong relationships with our agency partners—all supported by the ‘Good people to know’ at Harleysville.”

The company reported diluted net income of $0.82 per share in the fourth quarter of 2007, compared to $0.71 per share in the fourth quarter of 2006. There was a $0.01 per share realized loss in the fourth quarter of 2007, but no realized gains in the fourth quarter of 2006. For the 12-month periods, diluted net income was $3.19 per share in 2007 and $3.52 per share in 2006. For the 12 months, the company reported $0.02 per share of realized investment gains in 2007, compared to $0.84 per share in 2006. The 12 months of 2006 also included an after-tax benefit of $0.03 per share for the cumulative effect of a change in accounting principle resulting from the adoption of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment.” This statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements.

Fourth quarter net written premiums were $203.6 million in 2007, compared to $203.7 million in the same period in 2006. Net written premiums through 12 months were $838.0 million in 2007 and $838.8 million in 2006.

Harleysville Group’s overall statutory combined ratio was 96.4 percent in the fourth quarter of 2007, compared to 98.0 percent in the fourth quarter of 2006. For the 12 months, the statutory combined ratio was 96.7 percent in 2007, versus 98.6 percent in 2006.

Fourth quarter pretax investment income increased 3 percent to $28.0 million, while after-tax investment income grew 2 percent in the fourth quarter to $20.1 million. For the 12 months, pretax investment income was up 8 percent to $110.8 million, while after-tax investment income rose 5 percent to $79.3 million. Operating cash flow through 12 months was $171.5 million, compared to $166.1 million in the 12 months of 2006.

Commercial lines -- Net written premiums in commercial lines were $168.6 million in the fourth quarter of 2007, which is virtually unchanged from the same period in 2006. For the 12 months, net written premiums also were virtually unchanged at $693.2 million. The commercial lines statutory combined ratio was 97.5 percent in the fourth quarter of 2007, versus 100.0 percent in the fourth quarter of 2006. For the 12 months, the statutory combined ratio was 97.5 percent in 2007, compared to 100.3 percent in 2006.

Personal lines -- Net written premiums in personal lines increased 2 percent to $35.0 million in the fourth quarter of 2007. For the 12 months, net written premiums rose 1 percent to $144.8 million. Harleysville Group’s personal lines statutory combined ratio was 91.5 percent in the fourth quarter of 2007, versus 88.5 percent during the fourth quarter of 2006. For the 12 months, the statutory combined ratio was 92.7 percent in 2007, compared to 90.6 percent in 2006.

Outlook -- “Looking ahead, we will maintain our focus on the basics of our business as we seek to consistently produce the quality results we are reporting today—improving earnings, profitable underwriting, operating return on equity over 12 percent and smart growth for the long term—while always maintaining a healthy balance sheet,” Browne said. “The ongoing competitive market makes it all the more important that we remain disciplined as we focus on our goal of maintaining a long-term underwriting profit and continued improvement in our performance throughout 2008 and beyond. With the people and initiatives we have in place, we are well positioned to compete in any type of market environment.”

Webcast -- The company will host a live Webcast tomorrow, Feb. 22, 2008, at 8 a.m. (ET) to discuss its fourth quarter results. The Webcast and a replay will be available from the Investors section of the company’s Web site (www.harleysvillegroup.com).

GAAP and non-GAAP financial measures -- The company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

Corporate profile -- Harleysville Insurance is a leading regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. Harleysville was listed recently as #23 in the InformationWeek 500, the publication’s annual listing of the most innovative information technology organizations in the U.S., and was the highest-ranked property and casualty insurer on the 2007 list. Harleysville Mutual Insurance Company owns 53 percent of Harleysville Group Inc. (NASDAQ:HGIC), a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Group is a member of the NASDAQ Global Select Market, which represents the top third of all NASDAQ-listed companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Harleysville Group has paid a dividend every quarter since the company went public in 1986, and was one of 3 percent of public companies recognized with a 2007 Mergent Dividend Achiever Award for its long-term history of dividend increases. Harleysville Insurance—which distributes its products exclusively through independent insurance agencies and reflects that commitment to its agency force by being a Trusted Choice® company partner—currently operates in 32 eastern and midwestern states. Further information can be found on the company’s Web site at www.harleysvillegroup.com.

1 “Statutory combined ratio” is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

2 Excludes the effects of SFAS No. 115.

Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including operating return on equity, premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

	Harleysville Group Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS	Quarter ended December 31		Twelve months ended December 31
(in thousands, except per share data)	2007	2006	2007	2006
OPERATING RESULTS
Diluted earnings per common share:
Operating income*	$0.83	$0.71	$3.17	$2.65
Realized gains (losses), net of income taxes	(0.01)		0.02	0.84
Cumulative effect of accounting change, net of income taxes				0.03
Net income	$0.82	$0.71	$3.19	$3.52
Cash dividends per common share	$0.25	$0.19	$0.88	$0.73

FINANCIAL CONDITION	December 31, 2007		December 31, 2006
Assets		$3,072,445		$2,990,984
Shareholders' equity		$758,841		$712,162
Per common share		$25.03		$22.49

CONSOLIDATED STATEMENTS OF INCOME	Quarter ended December 31		Twelve months ended December 31
(in thousands, except per share data)	2007	2006	2007	2006
REVENUES:
Premiums earned	$209,710	$210,747	$833,024	$838,821
Investment income, net of investment expense	28,013	27,279	110,827	102,609
Realized investment gains (losses)	(462)	185	875	40,605
Other income	3,444	3,762	17,286	17,136
Total revenues	240,705	241,973	962,012	999,171
LOSSES AND EXPENSES:
Losses and loss settlement expenses	130,750	135,461	523,030	539,823
Amortization of deferred policy acquisition costs	51,606	53,066	207,684	212,872
Other underwriting expenses	19,370	18,222	76,223	78,208
Interest expense	1,748	1,753	7,085	6,943
Other expenses	1,356	1,195	4,995	4,957
Total expenses	204,830	209,697	819,017	842,803
Income before income taxes and cumulative effect of accounting change	35,875	32,276	142,995	156,368
Income taxes	10,740	9,379	42,941	46,241
Income before cumulative effect of accounting change	25,135	22,897	100,054	110,127
Cumulative effect of accounting change, net of income taxes				942
Net income	$25,135	$22,897	$100,054	$111,069
Weighted average number of shares outstanding:
Basic	30,088,132	31,447,575	30,902,593	31,011,310
Diluted	30,569,106	32,061,486	31,354,641	31,525,654
Per common share:
Basic earnings before cumulative effect of accounting change	$0.84	$0.73	$3.24	$3.55
Basic cumulative effect of accounting change				$0.03
Basic earnings	$0.84	$0.73	$3.24	$3.58

Diluted earnings before cumulative effect of accounting change	$0.82	$0.71	$3.19	$3.49
Diluted cumulative effect of accounting change				$0.03
Diluted earnings	$0.82	$0.71	$3.19	$3.52

RECONCILIATION TO OPERATING INCOME :
Net income	$25,135	$22,897	$100,054	$111,069
Less cumulative effect of accounting change, net of income taxes				942
Less realized investment gains (losses), net of income taxes (benefit)	(300)	120	569	26,394
Operating income	$25,435	$22,777	$99,485	$83,733

These financial figures are unaudited.

* Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments and the cumulative effect of accounting change, net of income taxes.

Harleysville Group Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)	December 31, 2007*	December 31, 2006
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value $319,510 and $381,835)	$316,043	$382,457
Available for sale, at fair value (amortized cost $1,831,266 and $1,717,651)	1,858,192	1,722,874
Equity securities, at fair value (cost $66,433 and $62,932)	76,297	71,446
Short-term investments, at cost, which approximates fair value	107,941	72,237
Total investments	2,358,473	2,249,014
Cash	412	227
Premiums in course of collection	146,238	147,445
Reinsurance receivable	167,671	167,199
Accrued investment income	26,220	25,823
Deferred policy acquisition costs	101,954	102,317
Prepaid reinsurance premiums	38,721	37,242
Property and equipment, net	13,475	16,690
Deferred income taxes	38,544	60,643
Securities lending collateral	122,053	124,755
Due from affiliate	7,197	5,716
Other assets	51,487	53,913
Total assets	$3,072,445	$2,990,984
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Unpaid losses and loss settlement expenses	$1,546,690	$1,493,645
Unearned premiums	450,186	443,738
Accounts payable and accrued expenses	74,686	98,184
Securities lending obligation	123,542	124,755
Debt	118,500	118,500
Total liabilities	2,313,604	2,278,822
Shareholders' equity:
Preferred stock, $1 par value; authorized 1,000,000 shares; none issued
Common stock, $1 par value, authorized 80,000,000 shares; issued 33,656,253 and 33,060,600 shares; outstanding 30,322,905 and 31,662,691 shares	33,656	33,061
Additional paid-in capital	213,654	197,607
Accumulated other comprehensive income	20,599	14
Retained earnings	578,705	505,967
Treasury stock, at cost, 3,333,348 and 1,397,909 shares	(87,773)	(24,487)
Total shareholders' equity	758,841	712,162
Total liabilities and shareholders' equity	$3,072,445	$2,990,984

* These financial figures are unaudited.

Harleysville Group Inc. and Subsidiaries
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
	Quarter ended December 31		Twelve months ended December 31
(dollars in thousands)	2007	2006	2007	2006
Net premiums written*	$203,591	$203,667	$837,993	$838,817
Statutory surplus*			$671,895	$686,149

Pretax investment income	$28,013	$27,279	$110,827	$102,609
Related federal income taxes	7,910	7,598	31,550	27,279
After-tax investment income	$20,103	$19,681	$79,277	$75,330

SEGMENT INFORMATION
	Quarter ended December 31		Twelve months ended December 31
(dollars in thousands)	2007	2006	2007	2006
Revenues:
Premiums earned:
Commercial lines	$173,524	$174,476	$689,518	$693,229
Personal lines	36,186	36,271	143,506	145,592
Total premiums earned	209,710	210,747	833,024	838,821
Net investment income	28,013	27,279	110,827	102,609
Realized investment gains (losses)	(462)	185	875	40,605
Other	3,444	3,762	17,286	17,136
Total revenues	$240,705	$241,973	$962,012	$999,171

Income before income taxes and cumulative effect of accounting change:
Underwriting gain (loss):
Commercial lines	$6,056	$1,771	$16,126	($2,972)
Personal lines	3,503	4,812	9,978	14,611
SAP underwriting gain	9,559	6,583	26,104	11,639
GAAP adjustments	(1,575)	(2,585)	(17)	(3,721)
GAAP underwriting gain	7,984	3,998	26,087	7,918
Net investment income	28,013	27,279	110,827	102,609
Realized investment gains (losses)	(462)	185	875	40,605
Other	340	814	5,206	5,236
Income before income taxes and cumulative effect of accounting change	$35,875	$32,276	$142,995	$156,368

Income taxes on net investment income	$7,910	$7,598	$31,550	$27,279
Income taxes on remaining gain before cumulative effect of accounting change	2,830	1,781	11,391	18,962
Total income taxes on income before cumulative effect of accounting change	$10,740	$9,379	$42,941	$46,241

Effective tax rate on:
Net investment income	28.2%	27.9%	28.5%	26.6%
Income before cumulative effect of accounting change	29.9%	29.1%	30.0%	29.6%

These financial figures are unaudited.

* Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

Harleysville Group Inc. and Subsidiaries
STATUTORY DATA BY LINE OF BUSINESS*
	Quarter ended December 31		Twelve months ended December 31
(dollars in thousands)	2007	2006	2007	2006

Net premiums written:

Commercial:
Automobile	$44,948	$48,488	$193,228	$206,316
Workers' compensation	22,077	23,093	97,017	97,113
Commercial multi-peril	82,283	80,696	325,911	321,270
Other commercial	19,327	17,195	77,012	71,189

Total commercial	$168,635	$169,472	$693,168	$695,888

Personal:
Automobile	$16,434	$16,417	$69,052	$71,270
Homeowners	16,529	15,754	66,946	63,124
Other personal	1,993	2,024	8,827	8,535

Total personal	$34,956	$34,195	$144,825	$142,929

Total personal and commercial	$203,591	$203,667	$837,993	$838,817

Statutory combined ratios:

Commercial:
Automobile	97.5%	98.5%	94.7%	99.3%
Workers' compensation	112.2%	116.9%	112.2%	117.2%
Commercial multi-peril	95.9%	96.3%	97.8%	98.9%
Other commercial	84.6%	96.6%	83.8%	86.6%

Total commercial	97.5%	100.0%	97.5%	100.3%

Personal:
Automobile	106.7%	97.2%	99.7%	99.3%
Homeowners	76.3%	80.0%	86.8%	82.6%
Other personal	82.7%	75.4%	79.8%	69.8%

Total personal	91.5%	88.5%	92.7%	90.6%

Total personal and commercial statutory combined ratio	96.4%	98.0%	96.7%	98.6%

GAAP combined ratio	96.2%	98.1%	96.9%	99.1%

Losses paid	$120,649	$115,184	$471,067	$447,064

Net catastrophe losses incurred	$1,366	$2,825	$9,191	$13,899

These financial figures are unaudited.

* Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

CONTACT:
Harleysville Group Inc.
Mark Cummins (Investors)
215.256.5025
mcummins@harleysvillegroup.com
or
Randy Buckwalter (Media)
215.256.5288
rbuckwalter@harleysvillegroup.com